UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Applife Digital Solutions, Inc.
(Name of Registrant as Specified in Charter)

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Applife Digital Solutions, Inc.

50 California Street, #1500

San Francisco, CA 94111

(415) 439-5260

March ____, 2025

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Applife Digital Solutions, Inc., a Nevada corporation (the “Company”), as of the close of business on March ____, 2025 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes (“NRS”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) on March 14, 2025, and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of March 14, 2025 (the “Written Consent”).

The Written Consent approved the following actions:

•Increase the number of authorized shares of capital stock of the Company from five hundred ten million (510,000,000) to five billion ten million (5,010,000,000), which shall be comprised of five billion (5,000,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock of the Company (the “Authorized Increase”).

•Change the name of the Company to Sugar Auto Parts, Inc (the “Name Change”).

The Written Consent is the only shareholder approval required to effect the Authorized Increase and the Name Change under the NRS, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Authorized Increase and the Name Change. The Authorized Increase and the Name Change, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about March ____, 2025.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Matt Reid, CEO and Director

Applife Digital Solutions, Inc.

50 California Street, #1500

San Francisco, CA 94111

(415) 439-5260

INFORMATION

STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of Applife Digital Solutions, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate actions:

•Increase the number of authorized shares of capital stock of the Company from five hundred ten million (510,000,000) to five billion ten million (5,010,000,000), which shall be comprised of five billion (5,000,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock of the Company (the “Authorized Increase”).

•Change the name of the Company to Sugar Auto Parts, Inc.

On March 14, 2025, our Board of Directors (the “Board”) approved the Authorized Increase and the Name Change and submitted the same to the majority holder of our common stock. On the same date, the holder of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Authorized Increase and the Name Change.

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Section 78.320 of the NRS, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, shareholders are not entitled to dissenters’ rights with respect to the Authorized Increase and the Name Change (the “Stockholders”).

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement to the holders of record of the voting capital stock of the Company as of the close of business on March ____, 2025. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder, who holds a majority of the voting capital stock of the Company.

Authorized Common Stock Increase and Name Change

As of February 13, 2025, there were issued and outstanding 160,893,635 shares of common stock of the Company (the “Common Stock”) (with the holder of each share having one vote).  Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company is required to approve the Authorized Increase and the Name Change by written consent. The Majority Stockholder, who holds 102,239,109 shares of common stock (approximately 62.3% of the voting power of the Company), has voted in favor of the Authorized Increase and the Name Change, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the total number of shares that the Majority Stockholder voted in favor of the Authorized Increase and the Name Change, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Common Shares Held	Percentage of the Voting Equity that Voted in Favor of the Action
Matt Reid	102,239,109	62.3%
Total	102,239,109	62.3%	(1)

(1)	Based on 160,893,635 shares of Common Stock issued and outstanding as of February 13, 2025.

ACTIONS TO BE TAKEN

The Actions will become effective on the date that we file a Certificate of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment”), with the State of Nevada. We intend to file the Amendment with the State of Nevada no earlier than the twentieth (20th) day following the date on which this Information Statement is mailed to the Shareholders.

INCREASE AUTHORIZED SHARES OF COMMON STOCK

The number of authorized shares of capital stock of the Company will be increased from five hundred ten million (510,000,000) to five billion ten million (5,010,000,000), which shall be comprised of five billion (5,000,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock of the Company. The Board of Directors believes the Authorized Increase and the Name Change is necessary and advisable in order to maintain our financing and capital raising ability.

The purpose of the Authorized Increase and the Name Change is to increase the number of shares of our Common Stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of the Company and our Shareholders to issue shares of Common Stock.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing Shareholders but may have a dilutive effect our existing Shareholders if additional shares are issued.

We are not increasing our authorized Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares of Common Stock to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as February 13, 2025, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 160,893,635 shares of our common stock issued and outstanding as of February 13, 2025. Unless otherwise indicated, the address of each officer and director listed below is c/o APPlife Digital Solutions, Inc., 50 California St, #1500, San Francisco, CA 94111.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% owners:
Stephen Solarsh	Common	13,100,327 Shares	8.14%

Officers and Directors:
Matt Reid, Sole Officer and Director	Common	102,239,109 Shares	63.54%
Don Savant, Director	Common	381,579 Shares	0.24%
Tracy Gray, Director	Common	381,579 Shares	0.24%
Sid Ganis, Director	Common	375,000 Shares	0.23%
All Officers and Directors	Common	103,377,267 Shares	64.25%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

REGULATORY REQUIREMENTS

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the Authorized Increase and the Name Change would be the filing of the Amendment to the Articles of Incorporation, with the Secretary of State of the State of Nevada.

EFFECTS ON INDIVIDUAL SHAREHOLDERS

If we implement the Authorized Increase, we do not anticipate any immediate effect on individual shareholders but may have a dilutive effect our existing Shareholders if additional shares are issued.

RIGHTS OF SHAREHOLDERS

If we implement the Authorized Increase, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Authorized Increase. Each share of our Common Stock issued following the Authorized Increase would be fully paid and non-assessable.

REGISTRATION UNDER THE SECURITIES EXCHANGE ACT OF 1934

Our Common Stock is currently registered under the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Authorized Increase and the Name Change would not affect the registration of our Common Stock under the Exchange Act.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests. Our majority shareholder is also our chief executive officer and director and has the ability to determine all matters submitted to the vote of our shareholders including the election of directors.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended June 30, 2024;
(2)	Quarterly Report on Form 10-Q for the quarter ended December 31, 2024.

You may request a copy of these filings, at no cost, by writing Applife Digital Solutions, Inc., 50 California Street, #1500 San Francisco, CA 94111, or telephoning the Company at (415) 439-5260. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 50 California Street, #1500 San Francisco, CA 94111, or telephoning the Company at (415) 439-5260.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Authorized Increase and the Name Change pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Matt Reid

Dated: March ____, 2025